                           PURCHASE AND SALE AGREEMENT



         This Purchase and Sale Agreement (this "Agreement") dated as of the 6th day of September, 2002, is between REDECO PETROLEUM COMPANY, LIMITED, a company organized and existing under the laws of the Island of Guernsey ("Redeco") and HEMCO ROMANIA, LIMITED, a company organized and existing under the laws of the Cayman Islands ("HEMCO"). Redeco and HEMCO. are referred to herein individually as a "Party" and collectively as the "Parties".

         In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1
                                PURCHASE AND SALE

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Redeco agrees to sell, assign and convey and HEMCO agrees to purchase and pay for all of Redeco's right, title and interest in and to the Properties as defined below.

         1.2  Properties.   The Properties shall be defined as:

              (a) the entirety of Redeco's fifty percent (50%) membership interest in Centaur U.S.A., LLC, a Nevada LLC ("Centaur").

              (b) any remaining right, title and interest held directly by Redeco in the Block EP 1-11 Alexandria and Block EP 1-15 Costanta concessions in the Republic of Romania, whether held directly by Redeco or through Redeco's interest in Centaur, Centaur Petroleum, Ltd., a Cyprus company, or otherwise (the "Concessions").

              (c) all right, title and interest held by Redeco or its parent, Castle Exploration Company, Inc. ("Castle"), in the joint escrow account with HEMCO at Comerica Bank.

              (d) the entirety of Redeco's fifty percent (50%) interest in HR Petroleum, SRL, a Romanian company.

              (e) any tangible personal property, tools, machinery, materials, pipelines, plants, gathering systems, equipment, platforms and facilities, fixtures and improvements, which are incident or attributable to the Concessions.

              (f) Redeco's interest under the Operating Agreement Covering Block EP 1-11 Alexandria in the Republic of Romania effective October 15, 1998, the Operating Agreement Covering Block EP II-1 South Bucharest in the Republic of Romania effective October 15, 1998 and the Operating Agreement Covering Block EP 1-15 Costanta in the Republic of Romania effective October 15, 1998 and the Interim Limited Liability Operating Agreement for Centaur Nevada, L.L.C. and Transition Agreement between HEMCO Romania, Ltd. and Redeco Petroleum Company, Limited on the Block EP 1-11 Alexandria, EP II-1 South Bucharest and EP 1-15 Costanta Concessions dated as of the 21st day of January, 2002 (collectively, the "Agreements").

         1.3 Effective Time. The purchase and sale of the Properties shall be effective at 7:00 a.m. August 9, 2002, 7:00 a.m. central standard time (herein called the "Effective Time").

         1.6 Allocation of Costs and Credits. All expenses and costs billed to Redeco under the Agreements prior to the Effective Time and as well as all obligations for credits, refunds or adjustments owed by HEMCO under the Agreements prior to the Effective Time have been satisfied in full. Redeco shall bear no further costs or obligations under the Agreements or Concessions.

         1.7 Risk of Loss. HEMCO shall assume all risk of loss with respect to the Properties from and after the Effective Time.


                                    ARTICLE 2
                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price for Properties shall be One ($1.00) paid by check (the "Payment").


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Redeco. Redeco represents and warrants to HEMCO the following:

              (a) Redeco is a company duly organized, validly existing and in good standing under the laws of the Island of Guernsey.

              (b) Redeco has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement, to sell the Properties on the terms described in this Agreement and to perform its obligations hereunder.

              (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by Redeco.

              (d) This Agreement has been duly executed and delivered on behalf of Redeco, and all documents and instruments required hereunder to be executed and delivered by Redeco at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Redeco enforceable in accordance with their terms.

              (e) Redeco has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which HEMCO shall have any responsibility whatsoever.

              (i) No suit, action, claim, or other proceeding is pending or, to the best of Redeco's knowledge, threatened before any court, arbitration panel or governmental agency which relates to the Properties and which might result in a material loss of Redeco's title to any portion of the Properties, or a material diminution of the value of any of the Properties, or that might materially hinder or impede the operation of the Properties.


         3.2 Representations and Warranties of HEMCO. HEMCO represents and warrants to Redeco the following:

              (a) HEMCO is a company, duly organized, validly existing and in good standing under the laws of the Cayman Islands.

              (b) HEMCO has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement.

              (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized.

              (d) This Agreement has been duly executed and delivered by or on behalf of HEMCO; all documents and instruments required hereunder to be executed and delivered by HEMCO at or prior to Closing shall have been duly executed and delivered; and this Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of HEMCO enforceable in accordance with their terms.

              (e) HEMCO has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Redeco shall have any responsibility whatsoever.

              (f) HEMCO is an experienced and knowledgeable investor and operator in the oil and gas business. HEMCO is acquiring the Properties for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, as amended, or any other rules, regulations, and laws pertaining to the distribution of securities.

                                    ARTICLE 4
                         REDECO'S CONDITIONS TO CLOSING

         The obligations of Redeco to consummate the transactions provided for herein are subject, at the option of Redeco, to the fulfillment on or prior to Closing of each of the following conditions:

         4.1 Representations. The representations and warranties by HEMCO set forth in Section 3.2 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         4.2 Performance. HEMCO shall have timely performed and complied with all agreements and covenants required by this Agreement.


                                    ARTICLE 5
                          HEMCO'S CONDITIONS TO CLOSING

         The obligations of HEMCO to consummate the transactions provided for herein are subject, at the option of HEMCO, to the fulfillment on or prior to Closing of each of the following conditions:

         5.1 Representations. The representations and warranties by Redeco set forth in Section 3.1 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         5.2 Performance. Redeco shall have timely performed and complied with all agreements and covenants required by this Agreement.

                                    ARTICLE 6
                                     CLOSING

         6.1 Date of Closing. Subject to the conditions stated in this Agreement, the purchase and sale of the Properties pursuant to this Agreement (the "Closing") shall occur contemporaneously with the execution of this Agreement (the "Closing Date").

         6.2 Place of Closing. The Closing shall be held via facsimile or overnight mail.

         6.3 Closing Obligations. At the Closing, the following documents shall be delivered and the following events shall occur, each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

              (i) Redeco shall execute and deliver: (1) an Assignment, Bill of Sale and Conveyance in the form attached hereto as Exhibit "A" (the "Assignment") conveying the Properties; (2) a Cancellation of Net Profits Interest in the form attached hereto as Exhibit "B", and (3) such other instruments as may be required to convey the Properties to HEMCO and otherwise effectuate the transactions contemplated by this Agreement.

              (ii) HEMCO shall deliver by check to Redeco's account the
                   Purchase Price.


                                    ARTICLE 7
                              POST-CLOSING MATTERS

         7.1 Further Assurances. After Closing, Redeco and HEMCO shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, document, certificate or other instrument delivered pursuant hereto.

         7.2 Survival. All representations and warranties set forth in this Agreement in Sections 3.1 and 3.2 shall survive the Closing.

                                    ARTICLE 8
                                  TITLE MATTERS


         8.1 Pursuant to the Cancellation of Net Profits Interest between Castle and Redeco, Redeco has extinguished the Net Profits Interest in Redeco's activities under the Concessions which was acquired by Castle from Redeco Energy Inc., an Alberta corporation not affiliated with Castle or Redeco.

         8.2 No Warranty or Representation. At the Closing, Redeco shall convey to HEMCO all of the Properties. Such conveyances shall be subject to the Permitted Encumbrances and WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, except for the warranty of title as to persons claiming by, through and under Redeco.

         8.3 Disclaimer. ALL PERSONAL PROPERTY, MACHINERY, FIXTURES, EQUIPMENT AND MATERIALS CONVEYED HEREBY ARE SOLD AND ASSIGNED AND ACCEPTED BY HEMCO IN THEIR "WHERE IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.


                                    ARTICLE 9
                            ASSUMPTION OF OBLIGATIONS

         9.1 Assumption of Obligations. At Closing HEMCO shall assume all costs, obligations and liabilities that relate to the Properties or arise from or relate to joint interest accruals billed on or after the Effective Time.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Fees and Taxes. Except as otherwise specifically provided, all fees, costs and expense incurred by Redeco and HEMCO in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses. All required documentary, filing and recording fees for the assignments, conveyance or other instruments required to convey title to the a property being conveyed hereunder shall be borne by the acquiring Party. In addition, the liability for any sales, use, transfer or similar tax associated with the sale and/or transfer of a property being conveyed hereunder shall be the liability of, and for the account of, the acquiring Party.

         10.2 Notices. All notices and communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made when actually delivered, including delivery by courier, facsimile, telecopy, or other electronic medium, or if mailed by registered to certified mail, postage prepaid, addressed as follows:

HEMCO:                                      REDECO:

    2364 Thanksgiving Tower                 P.O. Box 18717
    1601 Elm Street                         Oklahoma City, OK  73154
    Dallas, Texas  75201                    56243 N. Western, Suite A
                                            Oklahoma City, OK  73118
    Attn: Mr. Peter Huntress                Attn:    Mr. William C. Liedtke, III


    Phone:  (214) 979-9072                  Phone:  (405) 810-1400
    Fax:     (214) 754-9016                 Fax:  (405) 810-1401

         Either Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

         10.3 Amendments. This Agreement may not be amended except by an instrument in writing signed by Redeco and HEMCO.

         10.4 Preparation of Agreement. Redeco and HEMCO and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

         10.5 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         10.6 Counterparts. This Agreement may be executed by Redeco and HEMCO in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         10.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

         10.8 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas without giving effect to the conflicts of law rules thereof. Any disputes concerning this Agreement or the subject matter hereof shall be brought in a court of competent jurisdiction of the State of Texas.

         10.9 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

         10.10 Assignment; Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

         10.11 Further Cooperation. After the Closing, Redeco and HEMCO shall execute and deliver, or shall caused to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as any Party may reasonably request to convey and deliver the Properties to HEMCO, to accomplish the orderly transfer of the Properties to HEMCO, or to otherwise effectuate the transactions contemplated by this Agreement.

         10.13 Subrogation. HEMCO shall be subrogated to all rights, actions and warranties that Redeco may have with respect to Redeco's predecessors-in-interest as to the Properties.


EXECUTED as of the date first above stated, but made effective as of the Effective Time.

                                            Redeco:

                                            REDECO PETROLEUM COMPANY, LIMITED


                                            By/s/William C. Liedtke III
                                              -----------------------------
                                                    William C. Liedtke, III
                                                    Managing Director


                                            HEMCO:

                                            HEMCO ROMANIA, LIMITED




                                            By/s/Charles Middlekauf
                                              ------------------------
                                                    Charles Middlekauf
                                                    President

                                                                       EXHIBIT A
                     Assignment, Bill of Sale and Conveyance



         WHEREAS HEMCO Romania, Ltd. ("HEMCO") and Redeco Petroleum Company, Limited ("Redeco") were formerly the Titleholders in three Concession Agreements with the Republic of Romania covering Block EP 1-11 Alexandria, Block EP II-1 South Bucharest and Block EP 1-15 Costanta (the "Concessions");

         WHEREAS FURTHER HEMCO and Redeco were also the sole parties to each of the Operating Agreement Covering Block EP 1-11 Alexandria in the Republic of Romania effective October 15, 1998, the Operating Agreement Covering Block EP II-1 South Bucharest in the Republic of Romania effective October 15, 1998 and the Operating Agreement Covering Block EP 1-15 Costanta in the Republic of Romania effective October 15, 1998 which govern the rights of HEMCO and Redeco inter alia regarding the joint operation of the three concessions as well as that certain Interim Limited Liability Operating Agreement for Centaur Nevada, L.L.C. and Transition Agreement between HEMCO Romania, Ltd. and Redeco Petroleum Company, Limited on the Block EP 1-11 Alexandria, EP II-1 South Bucharest and EP 1-15 Costanta Concessions dated as of the 21st day of January, 2002(the "Operating Agreements");

         WHEREAS FURTHER HEMCO, on behalf of Redeco and HEMCO, caused to be formed a Romanian company, HR Petroleum SRL owned equally by Redeco and HEMCO;

         WHEREAS FURTHER HEMCO, on behalf of Redeco and HEMCO, caused to be formed a Cyprus company, Centaur Petroleum, Ltd. ("Centaur Cyprus") and a Nevada limited liability company, Centaur Nevada, L.L.C. ("Centaur Nevada") following which Redeco and HEMCO transferred into Centaur Cyprus all of their respective rights as Titleholders under the Concessions such that the entirety of Centaur Cyprus was held by Centaur Nevada, and the entirety of Centaur Nevada was owned equally by Redeco and HEMCO;

         WHEREAS FURTHER HEMCO and Redeco have entered into that certain Purchase and Sale Agreement of even date herewith (the "Purchase and Sale Agreement").

         NOW THEREFORE, for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, HEMCO and Redeco agree as follows:

1. Redeco hereby assigns and conveys to HEMCO the entirety of its 50% membership interest in Centaur Nevada and retains no interest thereafter in Centaur Nevada.


2. Redeco hereby assigns and conveys to HEMCO the entirety of its 50% ownership interest in HR Petroleum SRL and retains no interest thereafter in HR Petroleum SRL.

3. Redeco hereby assigns and conveys to HEMCO any remaining or residual interest that it might hold in the Concessions and disclaims any further interest therein whether held directly by Redeco or through Redeco's interest in Centaur, Centaur Petroleum, Ltd., a Cyprus company, or otherwise.

4.       Redeco disclaims any interest in Centaur Cyprus.

5. Redeco hereby conveys and assigns all right, title and interest held in the joint escrow account with HEMCO at Comerica Bank and will execute such documents necessary to effectuate that transfer.

6. Redeco hereby conveys and assigns any and all tangible personal property, tools, machinery, materials, pipelines, plants, gathering systems, equipment, platforms and facilities, fixtures and improvements, which are incident or attributable to the Concessions.

7. HEMCO and Redeco agree that any duties or and obligations of the parties under the limited liability company operating agreement for Centaur Nevada have been satisfied in full.

8. Redeco hereby conveys and assigns all right, title and interest held in the Operating Agreements, which are now hereby terminated and HEMCO and Redeco agree that all of the respective duties and obligations of the parties thereunder have been satisfied in full.

9. Redeco and HEMCO will execute such further documents as may be required under Romanian law to effectuate the purposes of this transfer.

10. This assignments and conveyances made herein incorporate by reference the terms and conditions of the Purchase and Sale Agreement.


Dated this the 23rd day of September, 2002

For Redeco Petroleum Company Limited



/s/William C. Liedtke III
-------------------------
William C. Liedtke, III
Managing Director


For HEMCO Romania Ltd.


/s/Charles Middlekauf
---------------------
Charles Middlekauf
President

STATE OF OKLAHOMA          )
                           )        SS:
COUNTY OF OKLAHOMA         )

         Before me, a Notary Public, on this 23rd day of September, 2002, personally appeared, William C. Liedtke III, who acknowledged himself to be the Managing Director of Redeco Petroleum Company, Limited, and that he, as such Managing Director being authorized to do so, executed the foregoing instrument for the purposes contained therein.

         In Witness Whereof, I hereunto set my hand and official seal.


                                                             Mary A. Chesher
                                                             ---------------
                                                             Notary Public
My Commission Expires:

          6/30/03
------------------------------
          [SEAL]




STATE OF TEXAS            )
                          )        SS:
COUNTY OF DALLAS          )

         Before me, a Notary Public, on this 24th day of September, 2002, personally appeared Charles Middlekauf, who acknowledged himself to be the President of HEMCO Romania, Limited, and that he, as such President being authorized to do so, executed the foregoing instrument for the purposes contained therein.

         In Witness Whereof, I hereunto set my hand and official seal.


                                                             Linda S. Gathright
                                                             -------------------
                                                             Notary Public
My Commission Expires:

          1/24/2005
------------------------------
           [SEAL]

                            SHARE TRANSFER AGREEMENT


BETWEEN:

Redeco Petroleum Company Limited, hereafter called the Seller, a company incorporated under the laws of Guernsey, Channel Islands, United Kingdom, having its registered office at 1 Le Marchant Street, St. Peter Port, P.O. Box 186 Guernsey, Channel Islands GYl 4 HP duly represented by William C. Liedtke, its Managing Director, acting as its representative,

AND

Hemco Romania Limited, hereafter called the Buyer, a company incorporated under the laws of Cayman Islands, having its registered office at Trident Trust Company (Cayman) Limited, 4th Floor, One Capital Place, P.O. Box 847, Grand Cayman Island, British West Indies, duly represented by Charles Middlekauf, its President, acting as its representative,

WHEREAS:

The Seller is the owner of 10 shares of ROL 100,000 each, having a total value of ROL 1,000,000, the equivalent of USD 95, which represent 50% of the registered share capital of HR PETROLEUM SRL, hereafter called the Company, a company incorporated in Romania, having the head-office at 9 I.L. Caragiale Street, 2nd District, 70207 Bucharest, Romania, registered under no. J40/397/1999, having the fiscal code 11412171

AND

The Seller wishes to sell and the Buyer wishes to purchase all the Shares held by the Seller in the Company's registered share capital under the terms and conditions herein enclosed.

IT IS HEREBY AGREED as follows:

Art. 1 - Object of the Agreement

The Seller sells with immediate effect 10 shares, with a nominal value of ROL 100,000 each and representing 50 % of the Company's registered share capital the equivalent of ROL 1,000,000 (the equivalent of USD 95 at the exchange rate of 1 USD/ROL 10,473) to the Buyer, and the Buyer purchases with immediate effect 10 shares with a nominal value of ROL 100,000 each, the equivalent of ROL 1,000,000 (the equivalent of USD 95 at the exchange rate of 1 USD/ROL 10,473) from the Seller, free of any lien, charge, pledge and/or encumbrance and with all the rights attached thereto.

Art. 2 - Representation and Warranties of the Seller

The Seller represents and warrants to the Buyer that the following statements are true and correct:

2.1 The Company is duly incorporated and organised under the laws of Romania;

2.2 The Company is registered with the Register of Commerce in Bucharest, having the head-office at 9 I.L. Caragiale Street, 2nd District, 70207 Bucharest, Romania, the registration number J40/397/1999 and having the fiscal code 11412171.

2.3 The Company is not bankrupt or insolvent and to the Seller's best knowledge no action or claim from creditors is pending for the purposes of declaring the Company bankrupt or insolvent nor has the Company voluntarily filed any petition of bankruptcy or insolvency;

2.4 The Seller has full power and authority to transfer the Shares and otherwise execute the transactions contemplated by this Agreement;

2.5 The Seller owns and has title over the Shares, free and clear of any and all liens, encumbrances or rights of third parties and unaffected in any other way;

2.6 The execution and performance of this Agreement will not violate any provision of the articles of incorporation, by-laws or other organizational documents of the Seller or of the Company, nor will it violate or result in a breach of any applicable law or any judgment, decree or order of any court or governmental body by which the Seller or the Company is bound.


Art. 3 Purchase Price and Method of Payment

3.1 In consideration of the sale and transfer of the Shares by the Seller to the Buyer, the Buyer shall pay the Seller the sum of U.S. $1.00 (hereinafter referred to as the "Purchase Price");

3.2 The "Purchase Price" has been paid by the Buyer to Seller and Seller acknowledges receipt thereof prior to the issuance of the Registration Certificate regarding the shares transfer hereunder, by the Trade Register.


Art. 4 - Transfer of Shares

The transfer of the ownership title over the Shares and of all rights deriving from the ownership title shall take place on the date the transfer is registered with the Trade Register. As of that date, the Seller shall lose its capacity as shareholder and the Company shall have the Buyer as sole shareholder.


Art. 5 - Miscellaneous

5.1 The costs and charges of this transaction (including any legal, accounting, broker, finder or other professional fees), as well as all fees in connection with the signing and registration of Shares' transfer from the Seller to the Buyer shall be borne by the Buyer.

5.2 All notices from one party to the other in connection with this Agreement shall be given in writing and either delivered in person or sent by internationally recognized courier or verified facsimile transmission to the other party at the relevant address set forth above or to such other address as may be from time to time specified in writing by any of the parties:

5.3 This Agreement shall be governed by and construed in accordance with the laws of Texas, United States of America.

5.4 The parties shall first attempt to amicably resolve any dispute or claim arising out of or relating to or directly or indirectly in connected with this Agreement or any breach thereof. Any such controversy or claim that cannot be so resolved within 30 days from the initiation of such attempted amicable resolution shall be finally resolved by any state or federal court in the State of Texas, United States of America;

5.5 This Agreement represents the entire agreement between the parties concerning the subject matter hereof. This Agreement shall supersede and cancel any prior written agreements or understandings. Any modification or amendment to the terms of this Agreement shall be made only by written amendment signed by both parties;

5.6 The present Agreement becomes due and comes into force upon the signing hereof.


In witness thereof the present document has been duly prepared and executed on this September 20, 2002, in the town of Dallas, Texas in 3 original copies, in English.

The Seller
Redeco Petroleum Company Limited
By

/s/Willaim C. Liedtke
------------------------------------------
William C. Liedtke, III, Managing Director

The Buyer
Hemco Romania Limited
By

/s/Charles Middlekauf
-----------------------------
Charles Middlekauf, President

                                                                       EXHIBIT B


                               PURCHASE AGREEMENT
                                AND CANCELLATION
                                       OF
                              NET PROFITS INTEREST


         This Agreement (the "Agreement") is entered into as of August1, 2002, between CASTLE EXPLORATION COMPANY, INC., a Pennsylvania corporation ("CECI"), and REDECO PETROLEUM COMPANY, LIMITED, a Guernsey company ("Redeco").

         WHEREAS, CECI acquired and holds a 12.5% after payout Romanian Net Profits Interest in possible future income from activities of under certain concessions in the Republic of Romania, as more fully described in the Amendment to Purchase and Sale Agreement dated May 25, 1999, between Redeco and Redeco Energy, LLC, predecessor in interest to CECI (the "Net Profits Interest");


         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the undersigned parties agree as follows:


                              W I T N E S S E T H :


1. Redeco will pay to CECI by check U.S. $1,064.37 upon the execution of this Agreement.

2. CECI hereby assigns to Redeco all of its right, title and interest in the Net Profits Interest, as well as any and all claims to any revenue, sharing, title or interest in the business activities Redeco or any of the concession or other activities in the Republic of Romania.

3. Each party hereto has the full power and requisite corporate authority to enter into this Agreement, and upon its execution will be legally bound by the terms herein stated.

4. Having acquired full title to Net Profits Interest, Redeco hereby cancels and voids the Net Profits Interest.


         Effective as of the date first hereinabove stated.

CASTLE EXPLORATION COMPANY, INC.


By:      /s/William C. Liedtke
         ----------------------
         William C. Liedtke
As:      Vice President


REDECO PETROLEUM COMPANY, LIMITED


By:      /s/William C. Liedtke
         ------------------------
         William C. Liedtke, III
As:      Managing Director